UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 7, 2022
Date of Report (date of earliest event reported)

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Canada			001-38232	98-0164408
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo	Ontario	Canada		N2K 0A7
(Address of Principal Executive Offices)				(Zip Code)
(519) 888-7465
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01. Other Events.
On April 7, 2022, BlackBerry Limited (the “Company”) announced that it has reached an agreement in principle to settle the consolidated securities class action lawsuit captioned Pearlstein v. Blackberry Limited, et al., Case No. 13 Civ. 7060 (CM) (KHP) pending against the Company and certain of its former officers in the U.S. District Court for the Southern District of New York. The consolidated class action complaint was filed in October 2013. The court has granted the parties’ joint request to adjourn further proceedings in the matter pending approval of the final settlement.
The agreement in principle contemplates an aggregate cash payment by the Company of $165 million to settle the claims. The Company anticipates that the stipulation of settlement will provide a full release of all claims against all defendants, including the Company and its officers, and will expressly deny any liability, wrongdoing or responsibility by any of the defendants. The Company anticipates that, upon final approval of the settlement, the litigation will be dismissed with prejudice. Approval by the court, notice to the putative class, and the satisfaction of customary conditions to effectiveness may take several months. There is no assurance that these conditions will be fulfilled.
Given the uncertainties of litigation, BlackBerry had not been in a position to assess the likelihood of any potential loss or adverse effect on its financial condition or to reasonably estimate the amount of potential loss in connection with the class action. The Company does not expect to recover any portion of this amount from insurance proceeds.
The Company’s press release announcing the agreement in principle is included as Exhibit 99.1 of this report.
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding the agreement in principle to settle the pending class action lawsuit, BlackBerry’s expectations regarding the likelihood, terms, conditions and timing of the anticipated settlement, and other statements that are not purely historical facts.
These statements involve substantial risks and uncertainties, including, among others, risks and uncertainties associated with negotiating final terms of settlement agreements, obtaining court approval of the proposed settlements, the number of purported class members who may opt-out of the proposed settlements, whether any proposed settlement is appealed, and the timing of the settlement payments. There can be no assurance that the litigation will be finally resolved in accordance with the agreement in principle or at all. For a further description of the risks and uncertainties relating to the business of the Company in general, see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended February 28, 2022. All of these factors should be considered carefully and readers should not place undue reliance on BlackBerry’s forward-looking statements.
Any forward-looking statements are made only as of the date hereof and the Company has no intention and undertakes no obligation to update or revise any of them, except as required by law.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	BlackBerry Limited press release dated April 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BlackBerry Limited

Date:	April 7, 2022	By:	/s/ Steve Rai
			Name:	Steve Rai
			Title:	Chief Financial Officer